The maximum amount Guarantee Contract
Contract No: 20100713001
Party A: SHENZHEN DEVELOPMENT BANK CO., LTD. Shenzhen Xinzhou Sub-branch
Add: Zhongchengtianyi Building, Xinzhou Road, Futian District, Shenzhen, GD, PRC
Tel: 23480048	Fax: 23480054
Principal: Fu Nannan	Position: President

Party B (guarantor): Pan Dangyu
Type of voucher: I.D. card       No of voucher:

In order to perform the contract (hereinafter referred to as the master contract) between Party A and Shenzhen Highpower CO., LTD (hereinafter referred to as the debtor), Party B is willing to provide joint and several liability guarantee as the guarantor of the debtor under the master contract. Party A and Party B sign the agreement after the equal consultations, and both of them are willing to follow all terms of the contract.

Part 1 range of guarantee
Under No. 20100713001 comprehensive line of credit contract, the debtor should take the joint guarantee liability for all the debts (including contingent liabilities) the principals, interests, penalties and compound interest, costs to fulfill claims. The maximum amount of the debt principal is RMB 60,000,000.00.
Interest, penalty interest and compound interest are calculated in accordance with the master contract until the date of the debt paid off. The cost of achieving debt includes but not limited to expenses of notice, express, identification, litigation, lawyer, notarization, assessment, auction, execution, etc.
Currency exchange rates convert according to the actual foreign exchange rate Party B announced except RMB.

Part 2 the period of guarantee
The period of guarantee is:
From the effective date of this contract until the due of all the concrete credit debt under the main contract plus two more years. The period of any specific contract is calculated separated, and if any credit defers, the period also defers two years from the due of credit.

Part 3 The debtor transfers the line of credit to a third party, Party B agrees to take the joint guarantee liability for the transferred part, and the specific transferred party and amount is:
1.                                        ( transfer credit to ) , amount to
( the capital form )                                ;
2.                                        ( transfer credit to ) , amount to
( the capital form )                                ;
3.                                        ( transfer credit to ) , amount to
( the capital form )                                ;
4.
                                                                           .

Part 4 Other terms the two party sign:

Part 5 This agreement is written in four originals, two for Party A, and one for Party B and debtor       /    . Each original enjoy the equally authentic.

Part 6 Obliged execution notarization
Both parties agree to transact the obliged execution notarization on this contract.
Once both parties transact the obliged execution notarization on this contract, if Party B fails to perform or not to meet contractual obligations, Party A has the right to apply to the execution notarization of original notary public, and petitions for enforcement to the competent court (the court where the person subject to enforcement lives or his (her) property is) with original notarization and the execution notarization.
No obliged execution notarization of this contract

Part 7 responsibility of guarantee
Party B ensures to take the joint guarantee liability for all the debts (including contingent liabilities) the principals, interests, penalties and compound interest, costs to fulfill claims. The debtor does not fulfill the repayment obligations when the credit is due (including contract expires and early maturity) or other occurrence of the default under the contract, party A can either claim to the debtor, or directly claim to Party B for compensation. Party B irrevocably authorized party A to debit the expired amount directly from the Party B's bank account if the debtor does not fulfill the repayment obligations when the credit is due (including contract expires and early maturity) or other occurrence of the default under the contract.
Regardless of whether the debtor or a third party provides the property security (mortgage or pledge), party A has the right to request Party B to bear the responsibility of guarantee, without first dispose of collateral.

Part 8 The guarantee of the contract is separate, and is not effected by other guarantor’ security.

Part 9 The guarantee of the contract is Irrevocable, and it is not effected by any contract signed between debtor and any other party or changed by debtor's bankruptcy, insolvency, loss of business qualifications, change of the Articles of Association

Part 10 Event of default and liability for breach of contract
1. Event of default
One of the following circumstances shall constitute a default:
(1) Party B fails to fulfill its duties and obligations, or expressly states or indicates by its conduct that it will not perform its obligations under the contract.
(2) The relevant certifications and documents Party B submitted to or any announcements Party B made are untrue, inaccurate, incomplete or contain any false records, misleading statements or major omissions.
(3) Party B conceals the true important situation, and doesn’t match the survey, review and inspection of Party A.
(4) To Party B there exists indolent management and recourse debt maturity, or it transfers property or uses other ways to evade debts with ways of gratis, unreasonably low price and other improper means.
(5) Party B violates the agreement to sign any other similar contract with Party A or other third party (including but not limited to credit contracts, loan contracts, security contracts), or release of any debt securities in nature, or litigate or arbitrate because of the contract or the securities.
(6) The guarantee contract is invalid or revoked.
(7)The debt of principal contract expires or has a early maturity, all or part debt is not paid off.

(8) Party B intends to avoid bank debt through related party transactions or other ways.
(9) When Party B is a company:
9.1 There are major problems in Party B’s business circumstances, such as deteriorated financial situation, significant financial loss, loss of assets (including but not limited to loss of assets because of the external security), or other financial crisis.
9.2 Party B is subject to administrative penalties, criminal sanctions because of illegal operations or being surveyed by authorities, and may be subject to administrative penalties, criminal sanctions.
9.3 Party B is subject to spin-off, merger, major merger, acquisition or reorganization, a significant disposal of assets, capital reduction, liquidation, reorganization, revocation, declared bankrupt, dissolution, etc.
9.4 The controlling shareholder or actual controller of Party B changes which has been or may endanger to achieve claims of this Contract in Party A’s opinion, or Party B's controlling shareholder, actual controllers, legal representatives, senior management occur major events, including but limited to be subject to administrative penalties, criminal sanctions because of illegal operations or being surveyed by authorities, and may be subject to administrative penalties, criminal sanctions. And there occur litigation or arbitration cases, serious deterioration of the financial situation, declaring bankruptcy or dissolution, etc.
9.5 Party B’s industry has adverse change, Party A considers which has been or may endanger to achieve claims of this contract.
(10) when Party B is personal:
10.1 Disability, unemployment, relocation, job changes, business changes and such any changes that have been or may affect Party B to fulfill security responsibilities.
10.2 Party B is held criminally responsible, or by other enforcement measures or to restrict a right taken by the relevant authorities that has been or may affect Party B to fulfill security responsibilities.
10.3 The heir or legatee of Party B give up inheritance, bequest, or accept the inheritance, bequest, but refuse to assume security responsibility.
(11)The other situations have been or may affect Party B to fulfill security responsibilities.

2. Liability for breach of contract
(1) Require Party B to take guarantee responsibility, and the right to deduct the money from Party B’s account for all the debts (including contingent liabilities) the principals, interests, penalties and compound interest, costs to fulfill claims ( including but not limited to expenses of litigation, lawyer, notarization, execution, etc.)
(2) Require Party B to provide new guarantee including but not limited to mortgage or pledge
(3) To require Party B to repay all damage of Party A
(4) Claim subrogation to debtor of Party B, in accordance with the requirements of Party A，Party B needs to provide all necessary cooperation and assistance, and Party B shall bear the cost.
(5) Request the people's court for revocation of that party B give up due credit or transfer property freely or with manifestly unreasonable behavior of low-cost
(6)Claim other relief measures according to law and the contract.

Part 11 Party A has the right to require the debtor to repay the credit according to law when the master contract or the specific contract is invalid for whatever reason. When the situation above occurs, the contract is not effected, and Party B still take guarantee responsibility for the contract.

Part 12 the claim, guarantee and promise of Party B
1. Party B has the legal power, right and authority to sign, deliver and perform this contract. This contract constitutes a valid and binding agreement to Party B, and according to the terms of the contract execution can be done to Party B.
2. Party B is a validly existing and good reputation company founded in the judicial area, with all the corporate rights and government licensing and approval in current business.
3. Party B guarantees that the information provided is true, complete, legal, valid, and does not contain any false record, misleading statement or significant omission
4. Party B hereby promises to completely performance all obligations in good way under the contract, and without prior written consent of Party A, Party B will not make any behavior (including Party B shall act but not, or should not act but act) to endanger the realization of claims under the contract.
5. Party B hereby promises to give a written notice to Party A within ten days when changing residence, mailing address, telephone number and business scope, legal representative of such matters. If Party B does not fulfill the obligation to notify Party A, the notice and documents are deemed to have been delivered in accordance with the original mailing address.
6. Party B hereby confirms that signing this contract is the true meaning by having carefully reviewed and fully being aware of and understanding all the terms of this contract.

Part 13 modify the contract
1.Agreed with both parties, the contract can be modified with written type.
2.When the master contract is modified, Party A should notice Party B in time, and Party B still take guarantee responsibility for the modified contract after agreement. But when the change of contract make the credit of debtor less (including but not limited to the less of credit amount or the period), Party B should agree the change and Party A need not to notice Party B, Party B still take guarantee responsibility for the modified contract.

Part 14 The duration of this contract, Party A take tolerance, indulgence or delay to any breach of the act or delay of Party B under this contract that shall not prejudice, influence or restrict all the rights of creditor in accordance with the contract and relevant laws and regulations, and should not be regarded as the permission to any acts of destruction under the contract or give up the right to take action on existing or future violations.

Part 15 Applicable Law and Dispute Resolution
1. This contract is signed in accordance with PRC laws and applicable PRC laws.
2. ☒ The contract dispute can be resolved in accordance with the main contract.

Part 16 This agreement becomes effective after being signed (if natural person, it should be signed by party, if legal person or other organization, it should be signed and sealed by authorized person).

Party A (Stamp)
Signature of legal representative or deputy:
/s/ [illegible signature]
Date: July 13, 2010

Party B (sign)
Signature of legal representative or deputy:
/s/ Pan Dangyu
Date: July 13, 2010